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Exhibit 23.

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436, No. 33-40800, No. 33-40801, and No. 33-48169; Form S-8, No. 333-04951; Form S-8, No. 333-04913; Form S-8, No. 333-67658 and Form S-8, No. 333-89486) and the Registration Statement (Form S-3, No. 33-48168 and Form S-3, No. 333-91728) of Questar Corporation and in the related Prospectus of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG, LLP Ernst & Young, LLP
Salt Lake City, Utah March 26, 2003

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  Exhibit 23.
Consent of Independent Auditors